                                                                  Exhibit 3.1(b)

                           MORTGAGE AND REALTY TRUST

                  ARTICLES OF AMENDMENT OF AMENDED AND RESTATED
                              DECLARATION OF TRUST


     MORTGAGE AND REALTY TRUST, a Maryland real estate investment trust (hereinafter called the "Trust"), having its principal office in the State of Maryland in Baltimore City, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The first sentence of section 1.1 of the Amended and Restated Declaration of Trust, as amended and restated through September 29, 1995, of the Trust is hereby amended in its entirety to read as follows:

     1.1  NAME.  The name of the Trust shall be "Value Property Trust".

     SECOND: The second paragraph under the heading "Officers" of section 9.9 of the Amended and Restated Declaration of Trust, as amended and restated through September 29, 1995, of the Trust is hereby amended in its entirety to read as follows:

     9.9  NAMES AND ADDRESSES OF TRUSTEES AND OFFICERS.

     Officers:


          Name                                          Address
          ----                                          -------

     George R. Zoffinger                          120 Albany Street Plaza
     President and C.E.O.                         8th Floor
                                                  New Brunswick, NJ 08901

     Hugh T. Regan, Jr.                           15 East Delaware Trail
     Secretary and Treasurer                      Medford, NJ 08055

     THIRD: A majority of the Trustees of the Trust adopted resolutions declaring advisable the amendments to the Amended and Restated Declaration of Trust, as amended and restated through September 29, 1995, set forth in the preceding first and second paragraphs.

     FOURTH: The amendment to the Amended and Restated Declaration of Trust, as amended and restated through September 29, 1995, as set forth in the first paragraph was approved by the shareholders of the Trust. Such approval was by affirmative vote of approximately 85% of all votes entitled to be cast thereon.

     FIFTH: The amendments to the Amended and Restated Declaration of Trust, as amended and restated through September 29, 1995, as set forth in the first paragraph hereof has been duly advised by the Trustees and, where appropriate, approved by the shareholders of the Trust.

     Each of the Trustees of Mortgage and Realty Trust has caused these presents to be signed, in counterpart, as of October 26, 1995.

                                        MORTGAGE AND REALTY TRUST

                                        By:  /s/ MARTIN BERNSTEIN
                                           ---------------------------
                                           Martin Bernstein, Trustee


                                        By:  /s/ RICHARD S. FRARY
                                           ---------------------------
                                           Richard S. Frary, Trustee

                                        By:  /s/ JEFFREY A. ALTMAN
                                           ---------------------------
                                           Jeffrey A. Altman, Trustee

                                        By:  /s/ RICHARD B. JENNINGS
                                           ---------------------------
                                           Richard B. Jennings, Trustee

                                        By:  /s/ GEORGE R. ZOFFINGER
                                           ---------------------------
                                           George R. Zoffinger, Trustee

                                        By:  /s/ JOHN B. LEVY
                                           ---------------------------
                                           John B. Levy, Trustee

                                        By:  /s/ CARL A. MAYER
                                           ---------------------------
                                           Carl A. Mayer, Trustee




                                    -3-